Registration no. 33-68884
                                            Filed pursuant to Rule 424(c)

   PROSPECTUS SUPPLEMENT
   TO PROSPECTUS DATED FEBRUARY 6, 1998

                       AMERICAN COUNTRY HOLDINGS INC.

                              4,500,733 SHARES

                                COMMON STOCK
                          _________________________

        This Prospectus Supplement supplements the Prospectus dated February 6, 1998 relating to the issuance of up to 4,500,733 shares of common stock, par value $0.01 per share (the "Common Stock"), of American Country Holdings Inc. (the "Company") upon the exercise of the Company's outstanding Redeemable Common Stock Purchase Warrants (the "Warrants"). The Board of Directors of the Company has extended the expiration date of the Warrants from August 31, 1998 to August 31, 1999. Holders of outstanding Warrants need not surrender or exchange their Warrants, which automatically will be deemed amended to give effect to the extension of the expiration date.

        Each Warrant currently entitles the registered holder thereof to purchase 2.19 shares of Common Stock at an exercise price of $1.83 per share. The Common Stock and the Warrants are traded on The Nasdaq Stock Market's SmallCap Market under the symbols "ACHI" and "ACHIW", respectively.


                           ______________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                    AND EXCHANGE COMMISSION OR ANY STATE
                    SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.
                           ______________________


         The date of this Prospectus Supplement is October 13, 1998.